Exhibit 99.2

First Quarter 2008 Earnings Presentation May 7, 2008 Innovation • Industry • Growth

2 This document contains “forward-looking” statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas’ outlook concerning future results. The words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “w ill,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and w e believe there is a reasonable basis for them. How ever, there can be no assurance that management’s expectations, beliefs and projections w ill be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this document. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that w e or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, work stoppages at our facilities, or our customers or suppliers, risks associated with international markets, protection of or liability associated with our intellectual property, lower cost foreign manufacturers, compliance with environmental and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this document such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, including our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions w e have identified as providing cost-saving opportunities. Safe Harbor Statement

3 Agenda First Quarter 2008 Results Segment Highlights Financial Highlights Outlook and Summary Questions and Answers Appendix

First Quarter 2008 Results Innovation • Industry • Growth

5 2008 First Quarter Results Revenue decreased $4.8 million or 1.7% from Q1-2007 . Packaging Systems, Energy Products and Industrial Specialties sales increased $10.9 million, or 7.5%, compared to prior year . RV & Trailer Products and Recreational Accessories sales declined $15.7 million, or 11.4% Adjusted EBITDA was $37.6 million, a decrease of 8.1% from Q1-2007 Income from continuing operations of $7.8 million was approximately flat between years Diluted EPS from continuing operations was $0.23, within the previously disclosed first quarter 2008 guidance range of $0.21 to $0.24 per share Debt leverage ratio improved from 5.06x to 4.30x year-over-year ($ in millions, except EPS) Q1 2008 Q1 2007 % Var Revenue 279.6 $ 284.4 $ -1.7% Adjusted EBITDA 37.6 $ 40.9 $ -8.1% Income from Continuing Operations 7.8 $ 7.8 $ 0.5% Net Income 7.9 $ 7.1 $ 11.6% Diluted EPS from Continuing Operations 0.23 $ 0.37 $ -37.8% Debt, including AR Securitization 672.8 $ 767.9 $ -12.4%

Segment Highlights Innovation • Industry • Growth

Packaging Systems

($ in millions)



Net Sales
$53.8
$54.6
1.5%
Q1 2007
Q1 2008
Adjusted EBITDA
$12.3
$12.9
4.9%
Q1 2007
Q1 2008
Operating Profit
$9.0
$8.9
(1.3)%
Q1 2007
Q1 2008

- Net sales increased 1.5% due to increased demand for specialty dispensing products and new product introductions, and the favorable effects of currency exchange
  - Sales of specialty dispensing products to pharmaceutical, food and personal care end markets were up year-over-year – Awarded $3.2 million in new business in the quarter
  - Laminate and insulation product sales were down significantly due to the increased weakness in North American commercial construction markets
  - Core industrial closure product sales were flat year-over-year
- Adjusted EBITDA improved 4.9%, while operating profit declined marginally due to increased depreciation expense
- Continue to develop specialty dispensing product applications for growing end markets and expand geographically



TRIMAS CORPORATION

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8 Energy Products Strong specialty gasket sales to refinery and petrochemical industries due to product expansion and continued high levels of capacity utilization Sales of engine and related products increased between years due to increased engine demand and new product initiatives Adjusted EBITDA improved with strong conversion Continue to introduce products complementary to engine business – compressors and gas production equipment Further expand gasket business with major customers into Southeast Asia, Europe and South America Q1 2008 Q1 2007 $41.6 $48.8 Q1 2008 Q1 2007 $7.1 $8.6 Q1 2008 Q1 2007 $6.4 $7.9 17.4% 21.5% 23.4% ($ in millions) Net Sales Adjusted EBITDA Operating Profit

9 Industrial Specialties Q1 2008 Q1 2007 $50.6 $53.5 Q1 2008 Q1 2007 $12.2 $12.6 Q1 2008 Q1 2007 $11.2 $11.2 5.7% 4.0% ($ in millions) Net Sales Adjusted EBITDA Operating Profit Sales of aerospace fasteners were robust due to the introduction of new products and a strong market – Currently there is a record backlog of demand Demand for industrial cylinders remained strong driven by international initiatives Sales of precision cutting tools were essentially flat due to a decline in industrial application sales and an improvement in medical application sales, – Medical sales also increased due to the acquisition of Dew Technologies Specialty fittings business experienced a decrease in demand Operating profit was flat due to increased levels of depreciation Conversion was moderated by expenditures to invest in key growth initiatives Continued product innovation and expansion of international sales (0.5)%

10 RV & Trailer Products Q1 2008 Q1 2007 $53.4 $50.7 Q1 2008 Q1 2007 $8.5 $4.5 Q1 2008 Q1 2007 $6.5 $2.8 (5.1)% (46.8)% (57.4)% ($ in millions) Net Sales Adjusted EBITDA Operating Profit Sales declined due to continued weak demand in U.S. end markets and higher customer inventory levels across U.S. market channels Sales in Australia, Southeast Asia and Canada increased year-over-year Adjusted EBITDA and operating profit decreased due to the decline in sales, a less favorable product sales mix and lower absorption of fixed costs Aggressively manage costs Drive continued growth by leveraging strong brand names for additional market share and introducing new products Cross-sell the product portfolio into all channels and expand internationally

11 Recreational Accessories Q1 2008 Q1 2007 $85.1 $72.1 Q1 2008 Q1 2007 $7.7 $5.1 Q1 2008 Q1 2007 $5.1 $2.6 (15.3)% (34.8)% (48.8)% ($ in millions) Net Sales Adjusted EBITDA Operating Profit Sales declined due to continued weak consumer demand for towing products and accessories First quarter 2007 sales were positively impacted by an inventory pipeline fill in support of a new retail program that did not recur in the first quarter of 2008 Adjusted EBITDA and operating profit declined as a result of lower sales volumes and lower absorption of fixed costs Aggressively manage costs Increase market share in the United States and Canada Pursue new market opportunities in select international markets

Financial Highlights Innovation • Industry • Growth

13 Statement of Operations ($ in thousands) 2008 2007 Net sales 279,560 $ 284,440 $ Cost of sales (206,220) (206,440) Gross profit 73,340 78,000 Selling, general and administrative expenses (45,120) (45,540) Loss on dispositions of property and equipment (110) (170) Operating profit 28,110 32,290 Other expense, net: Interest expense (14,710) (18,860) Other, net (1,190) (1,160) Other expense, net (15,900) (20,020) Income from continuing operations before income tax expense 12,210 12,270 Income tax expense (4,420) (4,520) Income from continuing operations 7,790 $ 7,750 $ Income (loss) from discontinued operations, net of income taxes 80 (700) Net income 7,870 $ 7,050 $ Three months ended March 31,

14 Statement of Operations (cont’d) 2008 2007 Earnings (loss) per share - basic: Continuing operations 0.23 $ 0.37 $ Discontinued operations, net of income taxes - (0.03) Net income per share 0.23 $ 0.34 $ Weighted average common shares - basic 33,409,500 20,759,500 Earnings (loss) per share - diluted: Continuing operations 0.23 $ 0.37 $ Discontinued operations, net of income taxes - (0.03) Net income per share 0.23 $ 0.34 $ Weighted average common shares - diluted 33,551,645 20,759,500 Three months ended March 31,

15 Capitalization As of March 31, 2008, TriMas had $5.5 million in cash and approximately $121.9 million of available liquidity under its revolving credit and receivables securitization facilities. ($ in thousands) March 31, 2008 March 31, 2007 Cash and Cash Equivalents 5,510 $ 3,900 $ Senior Secured Bank Debt 279,450 286,940 9.875% Senior Sub Notes due 2012 337,000 436,580 Total Debt 616,450 $ 723,520 $ Total Shareholders' Equity 221,580 $ 239,320 $ Total Capitalization 838,030 $ 962,840 $ Memo: A/R Securitization 56,350 $ 44,420 $ Total Debt + A/R Securitization 672,800 $ 767,940 $ Key Ratios: Bank LTM EBITDA 156,420 $ 151,660 $ Coverage Ratio 2.39x 1.94x Leverage Ratio 4.30x 5.06x

Outlook and Summary Innovation • Industry • Growth

17 2008 Segment Outlook Packaging Systems Energy Products Industrial Specialties RV & Trailer Products and Recreational Accessories Continued growth in specialty dispensing products into higher-growth end markets (personal care, beverage, food and pharmaceutical) projected International expansion – western Europe and Southeast Asia Expect continued weakness in paint and construction related end markets Backlogs building for gas and oil field related products International expansion for MRO gasket products New product expansion to increase well site content Strong backlogs in aerospace Continued demand for medical and cylinder products International expansion Product line expansion - aerospace and medical Expect U.S. end markets to decline more than 10% versus 2007, while markets remain strong in Australia and Southeast Asia Aggressive cost management Growth driven by new products, cross-selling and market share gains

18 Summary of Key Initiatives Cost Management Initiatives Recent Sales Initiatives Pricing Initiatives Financial Initiatives Cequent removal of almost 50,000 earned hours within Q1-08 Cequent 5% salary headcount reduction Corporate-wide hiring freeze in place, exclusive of specific growth initiatives Corporate mandate on discretionary spend Close management of capital expenditures Reduction of cost structure in businesses facing weak end markets Continued productivity improvements Rieke closed $3.2 million of new business in pharmaceutical, food/beverage and personal care markets Compac awarded $1.2 million of new tape business Arrow Engine closed $1.5 million order for engines, code vessels, compressors – Record backlog of $17 million Lamons awarded new three-year contract for refinery expansion Norris Cylinder awarded two-year supply agreement with Air Liquide Monogram record backlog of $35 million Price increases of approximately 5-10% planned for Q2 Earnings attainment Balance sheet strengthening Maximization of investments for shareholder value creation

19 2008 Outlook – Full Year • TriMas reaffirms full-year 2008 earnings guidance previously provided: – First quarter results met the Company’s expectations – EPS range from continuing operations of $0.85 per share to $0.95 per share, compared to $0.79 per share in 2007 excluding Special Items – Net income of $28.5 million to $31.9 million, compared to 2007 net income of $22.4 million excluding Special Items

Q & A Innovation • Industry • Growth

Appendix Innovation • Industry • Growth

22 Balance Sheet ($ in thousands) March 31, December 31, 2008 2007 Current assets: Cash and cash equivalents 5,510 $ 4,800 $ Receivables, net 106,390 89,370 Inventories, net 192,940 190,590 Deferred income taxes. 18,860 18,860 Prepaid expenses and other current assets 6,970 7,010 Assets of discontinued operations held for sale 2,990 3,330 Total current assets 333,660 313,960 Property and equipment, net 197,220 195,120 Goodwill 379,910 377,340 Other intangibles, net 212,930 214,290 Other assets 25,720 27,280 Total assets 1,149,440 $ 1,127,990 $ Current liabilities: Current maturities, long-term debt 9,160 $ 8,390 $ Accounts payable 134,940 121,860 Accrued liabilities 66,040 71,830 Liabilities of discontinued operations 1,360 1,450 Total current liabilities 211,500 203,530 Long-term debt 607,290 607,600 Deferred income taxes 73,900 73,280 Other long-term liabilities 35,170 35,090 Total liabilities 927,860 919,500 Preferred stock $0.01 par: Authorized 100,000,000 shares; Issued and outstanding: None - - Common stock, $0.01 par: Authorized 400,000,000 shares; Issued and outstanding: 33,409,500 shares at March 31, 2008 and December 31, 2007, respectively 330 330 Paid-in capital 526,250 525,960 Accumulated deficit (366,100) (373,970) Accumulated other comprehensive income 61,100 56,170 Total shareholders' equity 221,580 208,490 Total liabilities and shareholders' equity 1,149,440 $ 1,127,990 $ Assets Liabilities and Shareholders' Equity

First Quarter 2008 Results

($ in thousands)

	Three months ended March 31, 2008	2007	Change
Net Sales			
Packaging Systems	$ 54,570	$ 53,750	1.5%
Energy Products	48,800	41,580	17.4%
Industrial Specialties	53,470	50,590	5.7%
RV & Trailer Products	50,670	53,410	-5.1%
Recreational Accessories	72,050	85,110	-15.3%
Net sales from continuing operations	$ 279,560	$ 284,440	-1.7%
Operating Profit			
Packaging Systems	$ 8,880	$ 9,000	-1.3%
Energy Products	7,910	6,410	23.4%
Industrial Specialties	11,160	11,220	-0.5%
RV & Trailer Products	2,750	6,460	-57.4%
Recreational Accessories	2,630	5,140	-48.8%
Corporate expenses and management fees	(5,220)	(5,940)	-12.1%
Operating profit from continuing operations	$ 28,110	$ 32,290	-12.9%
% Margin	*10.1%*	*11.4%*	*-11.4%*
Adjusted EBITDA[1]			
Packaging Systems	$ 12,890	$ 12,290	4.9%
Energy Products	8,630	7,100	21.5%
Industrial Specialties	12,640	12,150	4.0%
RV & Trailer Products	4,530	8,520	-46.8%
Recreational Accessories	5,050	7,740	-34.8%
Segment Adjusted EBITDA	43,740	47,800	-8.5%
% Margin	*15.6%*	*16.8%*	*-7.1%*
Corporate expenses, management fees and other	(6,120)	(6,880)	-11.0%
Adjusted EBITDA[1] from continuing operations	$ 37,620	$ 40,920	-8.1%
% Margin	*13.5%*	*14.4%*	*-6.2%*

[1] The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

TRIMAS CORPORATION

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24 Reconciliation of Non-GAAP Measure Adjusted EBITDA ($ in thousands) 2008 2007 Net income 7,870 $ 7,050 $ Income tax expense 4,480 4,980 Interest expense 14,760 18,860 Depreciation and amortization 10,750 9,840 Adjusted EBITDA (1) 37,860 40,730 Adjusted EBITDA (1), discontinued operations 240 (190) Adjusted EBITDA (1), continuing operations 37,620 $ 40,920 $ Three Months Ended March 31, (1) The Company defines Adjusted EBITDA as net income (loss) before cum ulative effect of accounting change, interest, taxes, depreciati on, amortization, non-cash asset and goodwill impairment write- offs, and non-cash losses on sale- leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

25 (Unaudited - $ in thousands) Key Covenant Calculations Leverage Ratio Total Indebtedness at March 31, 2008 (1) 672,800 $ LTM EBITDA, as defined (1) 156,420 $ Leverage Ratio - Actual 4.30 X Leverage Ratio - Covenant 5.25 X Coverage Ratio LTM EBITDA, as defined (1) 156,420 $ Cash Interest Expense (1) 65,450 $ Coverage Ratio - Actual 2.39 X Coverage Ratio - Covenant 1.85 X (1) As defined in our Amended and Restated Credit Agreement.

26 (Unaudited - $ in thousands) LTM EBITDA as Defined in Credit Agreement Reported net loss for the twelve months ended March 31, 2008 (157,610) $ Interest expense, net (as defined) 64,210 Income tax expense (10,880) Depreciation and amortization 42,260 Extraordinary non-cash charges 178,450 Heartland monitoring fee 11,000 Interest equivalent costs 4,060 Non-cash expenses related to equity grants 800 Other non-cash expenses or losses. 4,040 Losses on early termination of operating leases from net proceeds of an IPO 4,230 Non-recurring expenses or costs for cost savings projects 7,240 Permitted dispositions (540) Permitted acquisitions 1,720 Debt extinguishment costs 7,440 Bank EBITDA - LTM Ended March 31, 2008 (1) 156,420 $ (1) As defined in the Amended and Restated Credit Agreement dated August 2, 2006.